UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2006 (February 28, 2006)
INDYMAC BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-08972 (Commission File Number)	95-3983415 (IRS Employer Identification No.)
155 North Lake Avenue, Pasadena, California 91101-7211
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (800) 669-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Payment of 2005 Incentive Bonus for Blair Abernathy
     On February 28, 2006, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of IndyMac Bancorp, Inc. (the “Company”) reviewed and authorized the payment of the final portion of the 2005 incentive bonus for S. Blair Abernathy, Executive Vice President, Chief Investment Officer of the Company.
     As previously disclosed in a Form 8-K filed with the Commission on April 5, 2005, Mr. Abernathy’s 2005 incentive compensation was based primarily upon specific objective performance metrics of IndyMac Bank, F.S.B. (“Indymac Bank”), a federal savings bank and a wholly-owned subsidiary of the Company. These performance metrics, which were established by the Committee in the first quarter of 2005, were based on the quarterly net income and return on equity of the businesses Mr. Abernathy manages. Based upon the performance against these criteria, Mr. Abernathy will receive total incentive compensation in the amount of $329,165 for 2005.
     Due to Mr. Abernathy’s promotion to Chief Investment Officer during 2005, a supplemental performance incentive initiative was added to his incentive compensation program. These supplemental incentives were based upon specific objective performance metrics of the Company related to Mr. Abernathy’s areas of responsibility during the third and fourth quarters of 2005. Based upon the performance against these criteria, Mr. Abernathy will receive total supplemental incentive compensation in the amount of $175,184.
     A portion of the incentive compensation and supplemental incentive compensation awards was paid to Mr. Abernathy during 2005.
     Employment Agreement with Ruthann Melbourne
     Also on February 28, 2006, Indymac Bank entered into an employment agreement with Ruthann K. Melbourne, its Chief Risk Officer. Ms. Melbourne’s employment agreement provides for the following:
•	employment as an Executive Vice President of Indymac Bank

•	an annual base salary of $275,000, subject to increase upon subsequent review by Indymac Bank

•	annual incentive compensation in an amount determined pursuant to the Company’s Senior Manager Cash Incentive Plan policy

•	annual grants of equity incentive awards pursuant to the Company’s Stock Incentive Compensation policy.
All equity incentive awards granted under Ms. Melbourne’s employment agreement are subject to the terms of the Company’s incentive plan under which they are granted and

Ms. Melbourne’s employment agreement. Ms. Melbourne’s employment agreement expires December 31, 2008, unless earlier terminated in accordance with its provisions.
     Ms. Melbourne’s employment agreement requires her to refrain from soliciting customers, business, or employees of Indymac Bank and its affiliates for a period of eighteen months after termination of employment, and to refrain from disclosing any “confidential information” or “trade secrets,” as defined in the employment agreement, for a period of eighteen months after termination of employment.
     In the event of Ms. Melbourne’s termination without “Cause,” as defined in the employment agreement, Indymac Bank will be obligated to pay Ms. Melbourne a severance amount equal the sum of (a) her base salary through the last day of employment, (b) an amount equal to the lesser of eighteen months of her base salary or two times her monthly base salary for the remaining term of the agreement from the termination date, payable in equal monthly or bi-weekly installments through the end of the calendar year in which the termination occurs, (c) her incentive compensation award for the year of termination prorated to the last day of employment, and (d) the additional health and insurance benefits described in her employment agreement for one year following the date of termination. In addition, in the event of such a termination, all of her stock options and other equity grants which would by their terms vest within one year of the termination date would immediately vest.
     If Ms. Melbourne’s employment is terminated without Cause within two years following a “change in control” of Indymac Bank, the Company, or certain affiliates of each, as such term is defined in the employment agreement, Indymac Bank will be obligated to pay to Ms. Melbourne (a) a single severance payment as soon as practical after the termination date equal to two times the sum of her then-current base salary and the higher of her target annual cash incentive compensation award as in effect on the termination date or her target annual cash incentive compensation award at the time of the change in control, (b) her annual cash incentive compensation award for the period in which such termination occurs, prorated to the termination date and payable in a lump sum promptly following such termination, (c) the immediate vesting of any unvested stock options and other equity grants, and (d) the additional health and insurance benefits described in her employment agreement for one year following the date of termination.
     Ms. Melbourne’s benefits in the event of her disability without a Change in Control would be similar to the benefits she would receive for a termination without Cause, but generally would be an amount less than she would receive in the event of a termination without Cause. Ms. Melbourne’s benefits in the event of her death without a Change in Control would be similar to the benefits she would receive for a termination without Cause, but generally would be an amount more than she would receive in the event of a termination without Cause. Ms. Melbourne’s severance payment in the event of termination for Poor Performance would depend upon her position and years of continuous service with Indymac Bank and its affiliates, but generally would be an amount less than she would receive in the event of termination without Cause.

     In the event that any of the severance payments described above are subject to federal excise taxes under the “golden parachute” provisions of the tax code, the payments will include gross-up for any such excise taxes plus any excise, income or payroll taxes owed on the payment of the gross-up for the excise taxes, but only as permitted by law and only if, at such time, Ms. Melbourne has more than ten years continuous service with Indymac Bank and its affiliates or is a Section 16 Reporting Person.
     A copy of Ms. Melbourne’s employment agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Employment Agreement entered into February 28, 2006 between IndyMac Bank, F.S.B. and Ruthann Melbourne.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC BANCORP, INC.

Date: March 6, 2006	By:	/s/ Michael W. Perry
Michael W. Perry
Chairman and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Employment Agreement entered into February 28, 2006 between IndyMac Bank, F.S.B. and Ruthann Melbourne.